Exhibit 10.17.1

ADDENDUM NO. 1 TO ARL QUOTA SHARE RETROCESSION AGREEMENT
This Addendum No. 1 is made and entered into as of the 1st day of January, 2017 ("Addendum Effective Date"), and amends the Quota Share Retrocession Agreement ("Agreement"), effective January 1, 2014, by and between Arch REinsurance Ltd. ("ARL") and Watford Re Ltd. ("Watford").
NOW, THEREFORE, in consideration of the mutual provisions and agreements contained herein and in the Agreement, the parties, intending to be bound in contract, hereby agree as follows:

1.
As of the Addendum Effective Date, the definition of "Required Security Amount" is amended to mean (i)[**]% of the Retrocessionaire's share of [**], plus (ii)[**]% of the Retrocessionaire's share of [**]in respect of Short-Tail Business, plus (iii) [**]% of the Retrocessionaire's share of [**] in respect of Long-Tail Business, less (iv)[**] of [**] due from the Company to Retrocessionaire under the Agreement.

2.
"Short-Tail Business" means (i) agriculture, non-standard automobile, property, surety and title business; (ii) proportional reinsurance of marine, aviation and automobile (personal and commercial) business; and (iii) any other lines of business with similar or shorter loss development patterns.

3.
"Long-Tail Business" means (i) casualty (other than lines specifically enumerated as Short-Tail Business) and mortgage business; (ii) excess of loss reinsurance of marine, aviation and automobile (personal and commercial) business; and (iii) any other lines of business with similar or longer loss development patterns.

4.
ARL's classifications of specifically enumerated risks shall be conclusive in the absence of bad faith. In cases of doubt as to risks not specifically enumerated as Short-Tail Business or Long-Tail Business, such risks shall be treated as Long-Tail Business.

5.
In Article 19, paragraph A.1, "[**] of the Required Security Amount" shall be changed to "(a)[**] of the Retrocessionaire's share of the sum of [**] and [**], less (b)[**] of [**] due from the Company to Retrocessionaire under the Agreement."

6.
Notwithstanding Article 19.A.1 of the Agreement, any amount required to be funded through a letter of credit (including, without limitation, pursuant to paragraph 5 above) shall be reduced by [**] of [**] due from the Company to Retrocessionaire under the Agreement and may be funded, at the option of the Retrocessionaire, by any combination of qualifying letter of credit (including [**]) under Article 19.A.1 and a Regulatory Trust Account (including [**] of the sum of the [**] and [**] less [**] due from the Company to Retrocessionaire under the Agreement).

7.
"Regulatory Trust Account" means funds deposited pursuant to a trust agreement in form and substance, and with a third party trustee, in each case satisfactory to the Company in its sole discretion that meets the requirements of any applicable law, regulation

[**]      CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

orregulatory authority (including, without limitation, the Bermuda Monetary Authority), which shall be invested in accordance with applicable regulatory investment guidelines (including, without limitation, any regulations promulgated by the Bermuda Monetary Authority) and shall, in addition, conform to the guidelines set forth in of the National Association of Insurance Commissioners Credit for Reinsurance Model Regulation, as the same may be supplemented and amended.

8.
"ARE PC Security Amount" means [**] of the Required Collateral Amount attributable to cessions by Arch Reinsurance Europe Designated Activity Company (f/k/a Arch Reinsurance Europe Underwriting Limited) under hte ARL/Watford PC Retrocession on a stand-alone basis.

9.	As of the Addendum Effective Date, Article 19, paragraph H, is revised as follows:
Notwithstanding any other provision of this Agreement, the Company and the Retrocessionaire agree that the collateral requirements under this Agreement and the ARL/Watford PC Retrocession shall be [**]      and that the Watford/ARL [**]                                    and Watford/ARL [**]                      , less
[**]         due from Watford to ARL under the Watford/ARL Retrocession, shall be [**]              (but subject to a minimum collateral requirement equal to
[**]                   ). By way of illustration, if the Required Security Amount which Retrocessionaire is required to collateralize under this Agreement is $[**], the REquired Collateral Amount which Retrocessionaire is required to collateralize under ARL/Watford PC Retrocession is $[**], and the Watford/ARL
[**]                   and Watford/ARL [**]                        , less [**]
due from Watford to ARL under the Watford/ARL Retrocession, total $[**], then the [**]              requirement for collateral under this Agreement and the ARL/ Watford PC Retrocession combined shall be the greater of $[**] or
[**]                        . Such reduction in the aggregate requirement for collateral may apply, at Retrocessionaire's option, in respect of assets to be held in trust pursuant to Articles 19, paragraphs A.2, of this Agreement and the ARL/Watford PC Retrocession, to letter(s) of credit and/or the REgulatory Trust Account.
IN WITNESS WHEREOF, the parties hereto have executed this Addendum No. 1 as of the day and year first above written.

ARCH REINSURANCE LTD.

/s/ Tim Peckett

WATFORD RE LTD.

/s/ Jon Levy

[**]      CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.